EX-99.906CERT


                                  certification

         Tony Ghoston, Chief Executive Officer, and Tom Napurano, Chief Financial Officer of Unified Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended 05/31/04 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                       Chief Financial
Officer
Unified SeriesTrust                                           Unified Series
Trust


 /s/ Tony Ghoston                                             /s/ Tom Napurano
-----------------------------------------------------         ------------------------------------------
Tony Ghoston                                                  Tom Napurano
Date: August 2, 2004                                          Date:    July 29, 2004
     ------------------------------------------------         -----------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.